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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                     DATE OF REPORT (DATE OF EARLIEST EVENT
                                   REPORTED):

                                FEBRUARY 3, 1998

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                               GARDENBURGER, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                                     OREGON
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

                                     0-20330
                              (COMMISSION FILE NO.)

                                   93-0886359
                        (IRS EMPLOYER IDENTIFICATION NO.)

                            1411 S.W. MORRISON STREET
                                    SUITE 400
                             PORTLAND, OREGON 97205
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:

                                 (503) 205-1500

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ITEM 5.  OTHER EVENTS.

     On February 3, 1998, Gardenburger, Inc. ("Gardenburger") issued a press release announcing financial results for the fourth quarter and fiscal year ended December 31, 1997. A copy of the press release is attached as an exhibit to this report.

     On February 4, 1998, Lyle G. Hubbard, President and Chief Executive Officer of Gardenburger, and Richard C. Dietz, Executive Vice President and Chief Financial Officer, discussed the 1997 financial results and related matters in a conference call with members of the investment community. During the discussion and in response to questions, Mr. Hubbard and Mr. Dietz made the following statements:

     1. 1997 was a successful year for Gardenburger. Sales for the year totaled $56.8 million, a 40 percent gain over 1996. The company successfully rolled out its products on a national basis into the grocery channel, securing a strong number two market share position after only six months of national availability. The company began national advertising for the Gardenburger(R) brand in May, and in November the company successfully introduced into retail channels two new Gardenburger flavors: Hamburger Style(TM) and Hamburger Style with Cheese(TM). The company secured a new manufacturing plant earlier and at lower cost than planned. The company secured new, significant food service customers, completed its senior management hiring, and changed its name from Wholesome & Hearty Foods, Inc. to Gardenburger, Inc. to better reflect its intent to focus on the veggie burger segment. Quarterly sales growth as compared to the prior year periods increased from 3 percent in the fourth quarter of 1996 to 9 percent in the first quarter of 1997, to 19 percent in the second quarter, to 41 percent in the third quarter, and finally to 105 percent in the fourth quarter. The company made the investments to achieve these accomplishments while showing an operating loss of approximately $1.4 million.

     2. Gardenburger's innovative print advertising helped the company increase its market share, which started the year at 14 percent, to a high of 32 percent following a Labor Day promotion that combined advertising, couponing and trade promotion. The company finished the year at a 25 percent market share, up 11 share points from the start of 1997.

     3. The biggest contributor to the company's growth in 1997 was the grocery channel. Sales in this channel were up 167 percent over grocery channel sales in 1996.

     4. Gardenburger is in the process of selling its Portland-area property that was originally purchased to construct a new manufacturing facility. The Company estimates that proceeds of the sale will be between $1.5 million and $2 million.

     5. Gardenburger's new Clearfield, Utah plant will begin production in February 1998. The new facility is expected to improve product quality, consistency, and margins while also providing the company with significant additional capacity, packaging flexibility and new product capability.

     6. Gardenburger's goal is to create a company with $200 million in sales in the year 2000, generating 8 to 12 percent operating income margin. Its strategies to accomplish that goal are to:

     -- Secure the leadership position in every channel where consumers buy veggie patties.

     -- Brand the veggie patty category with the Gardenburger name via consumer advertising.

     -- Leverage the Gardenburger brand name to work synergistically across channels, especially grocery and food service.

     -- Position Gardenburger as the supplier of choice when national quick-serve restaurants enter the veggie patty category, by having the recognized leadership position and the internal capabilities to support customers' growth plans.

     7. The company intends to use a growth strategy that worked for granola bars and rice cakes. In both cases the keys to growth were: (1) a large, and growing, consumer target with an unfulfilled product need; (2) a good tasting product innovation to meet this need; and (3) significant levels of television advertising to create consumer awareness, buying interest and trial. Gardenburger's research shows that as of 1997, 58 percent of adults in the U.S. were actively trying to eat a healthier diet by reducing their red meat consumption and lowering their fat intake. The company believes it has a great tasting product. In 1998 Gardenburger will engage in a television and print advertising plan measured at $14 million by syndicated data sources. This advertising plan is intended to drive consumer awareness of the company's products from 27 percent in 1997 toward 90 percent in 1998, and to significantly increase the numbers of consumers buying Gardenburger veggie patties.

     8. Following a New Year's coupon promotion, Gardenburger's share increased to 39 percent in the first week of January following the promotion, and held at 37 percent for the first three weeks in January. The company held the number one market share for that time period, and sold, on a weekly basis during that period, one-third more volume than during the highest sales week at any time during the 1997 grilling season.

     9. The company is introducing three new flavors of veggie patty. These flavors are: Savory Mushroom(TM) with portabella mushrooms and wild rice, Fire Roasted Vegetable(TM) with roasted garlic and sun-dried tomatoes, and Classic Greek(TM) with kalamata olives and feta cheese. All three products were tested with consumers who indicated a high buying interest.

     10. The company is taking a calculated risk in 1998 by significantly increasing its marketing spending and new product introductions. As a result, shareholders can expect higher levels of Gardenburger veggie patty sales in the first and second quarters of 1998, as compared to the same periods of 1997. However, depending on how quickly advertising drives sales, losses in the first and second quarters will also likely be greater than in 1997. The company may also post a loss in the third quarter, but expects that the fourth quarter will be profitable. The company expects to post a small profit or perhaps a loss for all of 1998, depending on the success of the advertising campaign. The company expects that its gross margin will be lower in the first quarter of 1998 than in the first quarter of 1997, but that gross margins for the year will exceed those realized in 1997.

     11. The company will need sales of approximately $120 million to achieve operating income margins of 8 to 12 percent while maintaining an appropriate level of advertising. Management believes that there is a reasonable likelihood that the company can realize that level of sales in 1999.

     Mr. Dietz noted that the statements about future events or performance made in the course of the discussion were forward-looking statements. The forward-looking statements included statements related to expected retail sales, market penetration and consumer acceptance, sales growth rates, revenues, expenses, earnings, operating losses and cash reserves. These statements are necessarily subject to risk and uncertainty. Actual results could differ materially from those projected in these forward looking statements as a result of certain risk factors, including those set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and its 1996 Annual Report to Shareholders. These risk factors include, but are not limited to, the company's reliance on product acceptance, the company's ability to execute its retail distribution plans, the company's ability to control costs, the effectiveness of the company's sales and marketing efforts, and intense competition in the meatless food products industry, which the company believes will increase. Although forward-looking statements help provide complete information about the Company, investors should keep in mind that forward-looking statements are inherently less reliable than historical information.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Not applicable.

     (b) Not applicable.

     (c) Exhibits.

     The exhibits filed herewith are listed in the exhibit index following the signature page of this report.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GARDENBURGER, INC.


Dated:  February 6, 1998                By: /s/ Richard C. Dietz
                                            -------------------------
                                            Richard C. Dietz
                                            Executive Vice President
                                             and Chief Financial Officer